UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 20, 2014

Date of Report (Date of earliest event reported)

Pacific WebWorks, Inc.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-26731 (Commission File Number)	87-0627910 (IRS Employer Identification No.)

230 West 400 South, 1st Floor, Salt Lake City, Utah 84101

(Address of principal executive offices)

(801) 578-9020

(Registrant’s telephone number, including area code)

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Special Note Regarding Forward-looking Statements

This Current Report on Form 8-K contains forward-looking statements.  Words such as “may,” “expect,” “believe,” “anticipate,” “estimate,” “project,” or “continue” or comparable terminology used in connection with any discussion of future events or operating results are forward-looking statements.  You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this report.  All forward-looking statements reflect our present expectation of future events and are subject to a number of important factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.

Section 5 – Corporate Governance and Management

Item 5.01 Changes in Control of Registrant

Pacific WebWorks, Inc. (“the Company”) has effected changes in the management of the Company as described below.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective May 20, 2014, Derald M. Miller has been appointed by the Company’s Board of Directors (“Board”) to fill a director vacancy on our Board and he will serve as a director until out next annual meeting.  Mr. Miller is 30 years of age and has served as the Company’s Vice-President of Sales and Marketing since May 2013.  From January 2013 to May 2013 he was employed as a Sourcing Manager for Skullcandy, Inc., a company selling headphones for consumer electronics and employing approximately 300 employees.  From September 2005 to January 2013, Mr. Miller served as Chief Executive Officer of Westfahl, LLC, a Utah limited liability company he founded.  Westfahl sold security devices to the public and employed four employees.  Mr. Miller led this business enterprise, driving sales growth and profitability.  Mr. Miller holds an MBA from the Jon M. Huntsman School of Business at Utah State University in Logan, Utah.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 23, 2014	PACIFIC WEBWORKS, INC. /s/ K. Lance Bell K. Lance Bell President

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